Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 5 to Registration Statement (No. 333-204239) on Form N-2 of FS Investment Corporation IV of our report dated March 21, 2016, relating to the consolidated balance sheet of FS Investment Corporation IV, appearing in the Prospectus, which is a part of this Post-Effective Amendment No. 5 to the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania

October 28, 2016